1940 Act File No. 811-22668
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14C INFORMATION
INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:
[ ]    Preliminary Information Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]    Definitive Information Statement

ETF SERIES SOLUTIONS
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[X]    No fee required
[ ]    Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
(1) Title of each class of securities to which transaction applies: ________________________________
(2) Aggregate number of securities to which transaction applies: ________________________________
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
_____________________________________________________________________________________
(4) Proposed maximum aggregate value of transaction: ________________________________________
(5) Total fee paid: _____________________________________________________________________

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid: _____________________________________________________________
(2) Form, Schedule or Registration Statement No.: ___________________________________________
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(4) Date Filed: ________________________________________________________________________

NATIONWIDE NASDAQ-100® RISK-MANAGED INCOME ETF
NATIONWIDE S&P 500® RISK-MANAGED INCOME ETF
NATIONWIDE DOW JONES® RISK-MANAGED INCOME ETF
NATIONWIDE RUSSELL 2000® RISK-MANAGED INCOME ETF
Each a series of ETF Series Solutions
615 East Michigan Street
Milwaukee, Wisconsin 53202

INFORMATION STATEMENT
NOTICE OF APPOINTMENT OF NEW SUB-ADVISER
A Notice of Internet Availability of this Information Statement is being mailed on or about September 13, 2023 to shareholders of record as of August 31, 2023 (the “Record Date”). The Information Statement is being provided to shareholders of the Nationwide Nasdaq-100® Risk-Managed Income ETF (“NUSI”), the Nationwide S&P 500® Risk-Managed Income ETF (“NSPI”), the Nationwide Dow Jones® Risk-Managed Income ETF (“NDJI”), and the Nationwide Russell 2000® Risk-Managed Income ETF (“NTKI”) (each a “Fund” and, collectively, the “Funds”), each a series of ETF Series Solutions (the “Trust”), a Delaware statutory trust with principal offices located at 615 East Michigan Street, Milwaukee, Wisconsin 53202, in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Manager of Managers Order”) that the Funds and the investment adviser to the Funds, Nationwide Fund Advisors (the “Adviser”), received from the U.S. Securities and Exchange Commission (“SEC”) effective as of April 6, 1998. The Manager of Managers Order permits the Adviser, subject to approval of the Trust’s Board of Trustees (the “Board” or the “Trustees”), to enter into or materially amend sub-advisory agreements without obtaining shareholder approval, subject to certain conditions, including that an Information Statement (or a Notice of Internet Availability of Information Statement) is provided to shareholders of the Funds.
IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF THIS INFORMATION STATEMENT
This Information Statement is available at
http://nationwidefunds.onlineprospectus.net/nationwidefunds/etf_shareholder_news/index.html.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY
The Adviser, and not the Funds, will bear the expenses incurred with preparing and distributing this Information Statement. One Notice of Internet Availability of this Information Statement may be delivered to shareholders sharing the same address unless the applicable Fund has received contrary instructions from a shareholder.
YOU MAY OBTAIN A COPY OF EACH FUND’S MOST RECENT ANNUAL OR SEMI-ANNUAL REPORT TO SHAREHOLDERS, FREE OF CHARGE, BY VISITING THE FUND’S WEBSITE AT WWW.ETF.NATIONWIDE.COM, BY WRITING TO THE FUND, C/O U.S. BANK GLOBAL FUND SERVICES, P.O. BOX 701, MILWAUKEE, WI 53201-0701, OR BY CALLING (800) 617-0004.
THE ADVISER AND ITS INVESTMENT ADVISORY AGREEMENT (THE “ADVISORY AGREEMENT”)

Pursuant to an Advisory Agreement with the Trust, on behalf of each Fund, dated July 13, 2017, as amended October 14, 2021, the Adviser, a Delaware business trust, located at 10 West Nationwide Boulevard, Columbus, Ohio 43215, serves as the investment adviser to the Funds. The Advisory Agreement was submitted to a vote of, and approved by, the initial shareholder of NUSI on December 11, 2019, and with respect to each of NSPI, NDJI, and NTKI on December 3, 2021. The Advisory Agreement was renewed for another annual term at a Board meeting held on July 12-13, 2023. The Advisory Agreement will be renewable from year to year with respect to each Fund, so long as its continuance is approved at least annually (1) by the vote, cast in person at a meeting called for that purpose (or in another manner permitted by the Investment Company Act of 1940, as amended (the “1940 Act”) or pursuant to exemptive relief therefrom), of a majority of those Trustees who are not “interested persons” of the Adviser or the Trust; and (2) by the majority vote of either the full Board or the vote of a majority of the outstanding shares of a Fund, with respect to that Fund. The Advisory Agreement automatically terminates on “assignment,” as defined in the 1940 Act, and is terminable on a 120-day written notice by the Adviser.
The Adviser shall not be liable to the Trust or any shareholder for anything done or omitted by it in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties imposed upon it by its agreement with the Trust or for any losses that may be sustained in the purchase, holding, or sale of any security of the Fund.
Under the Advisory Agreement, in exchange for a single unitary management fee (as discussed below), the Adviser has agreed to pay all expenses incurred by each Fund except for interest charges on any borrowings, dividends and other expenses on securities sold short, taxes, brokerage commissions and other expenses incurred in placing orders for the purchase and sale of securities and other investment instruments, acquired fund fees and expenses, accrued deferred tax liability, extraordinary expenses, distribution fees and expenses paid by the Funds under any distribution plan adopted pursuant to Rule 12b‑1 under the 1940 Act, and the unified management fee payable to the Adviser (collectively, “Excluded Expenses”).
For services provided to the Funds, each Fund pays the Adviser a single unitary management fee of 0.68% at an annual rate based on the Fund’s average daily net assets. From the unitary management fee, the Adviser pays each Fund’s investment sub-adviser a sub-advisory fee. The investment sub-adviser serves pursuant to a separate sub-advisory agreement between the Trust, the Adviser and the sub-adviser.
The table below shows management fees paid to the Adviser by each of the Funds for the fiscal period/year ended August 31, 2022.

Name of Fund	Fees Paid
Nationwide Nasdaq-100® Risk-Managed Income ETF	$5,083,438
Nationwide S&P 500® Risk-Managed Income ETF	$133,188,11[1]
Nationwide Dow Jones® Risk-Managed Income ETF	$1,348,02[1]
Nationwide Russell 2000® Risk-Managed Income ETF	$75,141[1]
1 For the fiscal period December 16, 2021 (commencement of operations) through August 31, 2022.

BOARD APPROVAL AND EVALUATION OF THE NEW INVESTMENT SUB-ADVISORY AGREEMENT
At a meeting of the Board held on July 12-13, 2023 (the “Meeting”), the Board, including a majority of the Trustees who are not “interested persons” of the Trust within the meaning of the 1940 Act (the “Independent Trustees”), reviewed the various factors relevant to its consideration of the investment sub‑advisory agreement (the “Sub-Advisory Agreement”) between the Adviser and NEOS Investment Management, LLC, (“NEOS” or the “Sub-Adviser”) and the Board’s legal responsibilities related to such consideration. The Sub-Advisory Agreement with NEOS is identical in all material respects, except for its effective date, termination date and the named entity performing sub-advisory services, to the previous sub-advisory agreement among the Adviser, the Trust, and Harvest Volatility Management, LLC (“Harvest”) dated as of October 3, 2019, as last amended October 14, 2021 (the “Harvest Sub-Advisory Agreement”). Further, the Board noted that each Fund’s sub-advisory fee schedule will remain unchanged under the Sub-Advisory Agreement. The Harvest Sub-Advisory Agreement was last submitted to a vote of Fund shareholders immediately prior to each such Fund’s inception for the purpose of its initial shareholder approval.
Prior to the Meeting, the Board, including the Independent Trustees, reviewed written materials (the “Materials”), including information from the Adviser and the Sub-Adviser (together, the “Advisers”) regarding, among other things: (i) the nature, extent, and quality of the services to be provided by the Sub-Adviser; (ii) the historical performance of the Funds; (iii) the cost of the services provided and the profits realized by the Sub-Adviser or its affiliates from services rendered to the Funds; (iv) comparative fee and expense data for the Funds and other investment companies with similar investment objectives, including a report prepared by Barrington Partners, an independent third party, that compares each Fund’s investment performance, fees and expenses to relevant market benchmarks and peer groups (the “Barrington Report”); (v) the extent to which any economies of scale realized by the Sub-Adviser in connection with its services to a Fund will be shared with Fund shareholders; (vi) any other financial benefits to the Sub-Adviser and its affiliates resulting from services rendered to the Funds; and (vii) other factors the Board deemed to be relevant. Additionally, at the Meeting, representatives from the Advisers provided an oral overview of each Fund’s strategy, the services to be provided to the Funds by the Sub-Adviser, and additional information about the Sub-Adviser’s personnel and business operations. In particular, the Sub-Adviser representatives noted that Garrett Paolella and Troy Cates, two of the three portfolio managers currently serving the Funds under Harvest, are co-founders and managing partners of the Sub-Adviser and would continue to provide portfolio management services to the Funds under the Sub-Adviser. After analysis and discussions of the factors identified below, the Board, including a majority of the Independent Trustees, approved the Sub‑Advisory Agreement for an initial two-year term.
Nature, Extent and Quality of Services to be Provided
The Trustees considered the scope of services to be provided under the Sub-Advisory Agreement, noting that the Sub-Adviser will be providing investment management services to each Fund. In considering the nature, extent, and quality of the services to be provided by the Sub-Adviser, the Board considered the quality of the Sub-Adviser’s compliance program, including reports from the Trust’s Chief Compliance Officer (“CCO”) regarding the CCO’s review of the Sub-Adviser’s compliance program. The Board noted that it had received a copy of the Sub-Adviser’s registration form and financial statements, as well as the Sub-Adviser’s response to a detailed series of questions that included, among other things, information about the Sub-Adviser’s decision-making process, the background and experience of the firm’s key personnel, and the firm’s compliance policies, and marketing practices. In particular, the Trustees noted that two of the three Harvest portfolio managers currently serving the Funds are co-founders and managing partners of the Sub-Adviser, and they will continue to serve as the Funds’ portfolio managers under the new Sub-Advisory Agreement.

The Board noted the responsibilities that the Sub-Adviser will have as the Fund’s investment sub-adviser, including: responsibility for the general management of the day-to-day investment and reinvestment of the assets of the Fund; determining the daily basket of deposit securities and cash components; executing portfolio security trades for purchases and redemptions of the Fund’s shares conducted on a cash-in-lieu basis; oversight of general portfolio compliance with applicable securities laws, regulations, and investment restrictions; responsibility for quarterly reporting to the Board; and implementation of Board directives as they relate to the Funds. The Trustees also noted the Adviser’s description of additional benefits and potential enhancements of the quality and breadth of services to be provided to the Funds by the Sub-Adviser under the Sub-Advisory Agreement. The Board also considered the Sub-Adviser’s resources and capacity with respect to portfolio management, compliance, and operations given the number of funds and/or accounts for which it provides sub-advisory services.
Investment Performance of the Funds
The Trustees next reviewed each Fund’s performance, noting that the Funds are actively managed and Harvest’s investment team for the Funds is not comprised of the exact same individuals as the Sub-Adviser’s investment team. The Board noted, however, that two of the three Harvest portfolio managers currently serving the Funds will continue to serve as portfolio managers with the Sub-Adviser, but one of the current portfolio managers will remain with Harvest and will not serve as a portfolio manager of the Funds under the Sub-Advisory Agreement. In light of these changes to the Funds’ portfolio management team, and given the substantial overlap in portfolio managers, the Board considered the same performance information that it reviewed as part of its due diligence with respect to the Adviser’s performance, including the Barrington Reports, which compare each Fund’s performance with the returns of funds in peer groups for the periods ended March 31, 2023, and other relevant information contained in the Materials, including a comparison of each Fund’s performance with the returns of a peer group of funds selected by the Adviser. The Board considered each Fund’s past investment performance in light of these reports, taking into consideration the differences between the investment team, personnel, resources, and experience of Harvest and the Sub-Adviser. In particular, the Board noted that, for the one-year period ended March 31, 2023, each Fund underperformed its benchmark, the median return of the peer funds included in its Barrington Report, and the median return of its Adviser-selected peer funds. The Board also noted that each Fund, except NUSI, commenced operations on December 16, 2021, and thus had been operating for slightly more than one year as of March 31, 2023, which was a short period of time over which to evaluate a Fund’s performance and draw meaningful conclusions.
Cost of Services to be Provided and Profits to be Realized by the Sub-Adviser
The Board reviewed the sub-advisory fee to be paid by the Adviser to the Sub-Adviser for its services to each Fund. The Board considered the fees to be paid to the Sub-Adviser would be paid by the Adviser from the fee the Adviser receives from each Fund and noted that the fee reflected an arm’s-length negotiation between the Adviser and the Sub-Adviser. The Board further determined the fee reflected an appropriate allocation of the advisory fee paid to each adviser given the work performed by each firm. The Board also evaluated the compensation and benefits expected to be received by the Sub-Adviser from its relationship with the Funds, taking into account an analysis of the Sub-Adviser’s estimated profitability with respect to each Fund at various actual and projected Fund asset levels.
Extent of Economies of Scale as the Fund Grows
The Board expressed the view that it currently appeared that the Sub-Adviser might realize economies of scale in managing each Fund as assets grow in size, noting that NUSI’s sub-advisory fee rate increases at certain asset levels, whereas the other Funds’ sub-advisory fee rates decrease at certain asset level breakpoints. As a result, any benefits from the sub-advisory fee schedule for NUSI would accrue to the Sub-Adviser; whereas, any benefits from the other Funds’ sub-advisory fee schedules, which include breakpoints, would accrue to the Adviser due to its unified fee. Consequently, the Board determined that it would monitor advisory and sub-advisory fees as the Funds grow to determine whether economies of scale are effectively shared with each.
Conclusion
No single factor was determinative of the Board’s decision to approve the Sub-Advisory Agreement; rather, the Board based its determination on the total mix of information available to it. Based on a consideration of all the factors in their totality, the Board, including a majority of the Independent Trustees, determined that the Sub-Advisory Agreement, including the compensation payable under the agreement, was fair and reasonable to each Fund. The Board, including a majority of the Independent Trustees, therefore determined that the approval of the Sub-Advisory Agreement was in the best interests of each Fund and its shareholders.
INFORMATION REGARDING THE SUB-ADVISORY AGREEMENT
Pursuant to the Sub-Advisory Agreement, NEOS is responsible for the day-to-day management of the Fund’s portfolio, including determining the securities purchased and sold by the Funds, subject to the supervision of the Adviser and the Board. NEOS is also responsible for trading portfolio securities for the Funds, including selecting broker-dealers to execute purchase and sale transactions.
The Sub-Advisory Agreement with respect to each Fund will continue in force for an initial period of two years. Thereafter, the Sub-Advisory Agreement will be renewable from year to year with respect to the Funds, so long as its continuance is approved at least annually (1) by the vote, cast in person at a meeting called for that purpose (or in another manner permitted by the 1940 Act or pursuant to exemptive relief therefrom), of a majority of those Trustees who are not “interested persons” of the Trust; and (2) by the majority vote of either the full Board or the vote of a majority of the outstanding shares of the respective Fund.
The Sub-Advisory Agreement will terminate automatically in the event of its assignment, and is terminable at any time, without penalty, by the Board, including a majority of the Independent Trustees; or by the vote of a majority of the outstanding voting securities of the applicable Fund, or by the Adviser, on 60 days’ written notice to the Sub-Adviser; or by the Adviser upon breach by the Sub-Adviser of any representation or warranty contained in Section 7 or 9 of the Sub-Advisory Agreement, which shall not have been cured within 10 days of the Sub-Adviser’s receipt of written notice of such breach; or by the Adviser immediately upon written notice to the Sub-Adviser if the Sub-Adviser becomes unable to discharge its duties and obligations under this Agreement; or by the Sub-Adviser upon 90 days’ written notice to the Adviser and the Board.
The Sub-Advisory Agreement provides that the Sub-Adviser shall not be liable for any action taken or omitted to be taken by the Sub-Adviser in the absence of willful misfeasance, fraud, bad faith, gross negligence or reckless disregard of its duties.
For its services, NEOS is paid a fee by the Adviser, with respect to each Fund, which is calculated daily and paid monthly as described in the table below:

Fund Name	Sub-Advisory Fee
Nationwide Nasdaq-100® Risk-Managed Income ETF	0.17% on assets to and including $150 million 0.224% on assets from $150,000,001 to $300 million 0.34% on assets from $300,000,001 and above
Nationwide S&P 500® Risk-Managed Income ETF; Nationwide Dow Jones® Risk-Managed Income ETF; and Nationwide Russell 2000® Risk-Managed Income ETF	0.34% on assets to and including $150 million 0.224% on assets from $150,000,001 to $300 million 0.17% on assets from $300,000,001 and above
INFORMATION ABOUT NEOS INVESTMENT MANAGEMENT LLC
NEOS Investment Management LLC, 13 Riverside Avenue, Westport, Connecticut 06880, was formed in May 2022. NEOS Investment Management LLC is a wholly-owned asset subsidiary of NEOS Investments, LLC, also located at 13 Riverside Avenue, Westport, Connecticut 06880.
The following table provides information on the principal executive officers of NEOS:

Name and Address*	Title and Principal Occupation
Garrett Paolella	Co-Founder, Managing Partner, Portfolio Manager
Troy Cates	Co-Founder, Managing Partner, Portfolio Manager
Ryan Houlton	Managing Director, Head of Trading
Kiyoko Schmidt	Executive Director, Trading and Operations
Curtis Flippen	Chief Compliance Officer
Keith Fletcher	Managing Director, Strategy and Development
Robert Shea	Chief Operating Officer, Chief Financial Officer
Zachary Csillag	Managing Director, Head of Marketing
*The principal mailing address of each individual is that of NEOS’ principal office as stated above.
Portfolio Managers
The following individuals at the Sub-Adviser are jointly and primarily responsible for the day-to-day management of the Funds and have acted in this capacity since July 2023.
Garrett Paolella
Mr. Paolella is an experienced financial services executive with an established track record of launching and managing asset management companies. He is the Co-founder and Managing Partner of NEOS Investments. Throughout his career Mr. Paolella has created and launched numerous ETFs that have amassed great success. Mr. Paolella has held C level roles at Harvest, Horizons ETFs Management, and Recon Capital a firm which he started and later sold to Mirae Asset Global Investments. Prior to those roles, Mr. Paolella was an Executive Director at MKM Partners, a Research, Sales and Trading Firm based in Stamford, CT. Mr. Paolella holds a Bachelor of Science degree in Finance, Magna Cum Laude, from the Gabelli School of Business at Roger Williams University. Mr. Paolella serves as Chairman of the Center for Advanced Financial Education (CAFÉ) Advisory Board at the Mario J.Gabelli School of Business at Roger Williams University.

Troy Cates
Mr. Cates has over 25 years of trading and portfolio management experience, with a vast knowledge of both the equity and options markets. He is the Co-founder and Managing Partner of NEOS Investments. Mr. Cates has helped create, launch, and manage numerous successful ETFs throughout his career. Mr. Cates served as a Managing Director at Harvest where he helped manage and trade the firm’s institutional portfolios and ETFs, along with guiding the development of the firm’s exchange traded products. Prior to Harvest, Mr. Cates served as Managing Director, Head of Trading and Portfolio Manager at Horizons ETF Management U.S. and has enjoyed roles as Partner and Head of Trading at Recon Capital where he oversaw portfolio management and trading for all of the firm’s investment funds. Previously, he was an Executive Director at MKM Partners where he was an institutional execution trader and helped launch the firm’s equity derivatives desk. Mr. Cates started his career working as a market maker at Spencer Trask, a NYC based venture capital firm. He holds a B.S. in Business Administration from SUNY Albany.
The Funds’ Statement of Additional Information provides additional information about the Portfolio Managers’ compensation structure, other accounts managed by the Portfolio Managers and the Portfolio Managers’ ownership of shares in the Funds.
Other Investment Companies Advised or Sub-Advised by NEOS
NEOS does not currently act as an adviser or sub-adviser to any registered investment companies having a similar investment objective as that of the Funds.
ADDITIONAL INFORMATION ABOUT THE FUNDS
Transfer Agent, Index Receipt Agent, and Administrator
U.S. Bancorp Fund Services, LLC, d/b/a/ U.S. Bank Global Fund Services, located at 615 East Michigan Street, Milwaukee, Wisconsin 53202.
Distributor
Quasar Distributors, LLC, located at 111 East Kilbourn Avenue, Suite 2200, Milwaukee, Wisconsin 53202.
Custodian
U.S. Bank National Association, located at 1555 N. Rivercenter Dr, Milwaukee, Wisconsin 53212.
Brokerage Commissions
The table below shows brokerage commissions paid in the aggregate amount by the Funds for the fiscal periods/years ended August 31, 2022. During the fiscal year ended August 31, 2022, the Funds did not pay brokerage commissions to any registered broker-dealer affiliates of the Funds, the Adviser, the Sub-Adviser, or the Distributor.

Fund Name	Brokerage Commissions Paid
Nationwide Nasdaq-100® Risk-Managed Income ETF	$42,232
Nationwide S&P 500® Risk-Managed Income ETF	$2,743[1]
Nationwide Dow Jones® Risk-Managed Income ETF	$30,961[1]
Nationwide Russell 2000® Risk-Managed Income ETF	$4,981[1]
1 For the fiscal period December 16, 2021 (commencement of operations) through August 31, 2022.

Financial Information
The Fund’s most recent annual and semi-annual reports to shareholders are available on request, without charge, by writing to the Funds, c/o U.S. Bank Global Fund Services, P.O. Box 701, Milwaukee, Wisconsin 53201-0701 or calling (800) 617-0004.
PRINCIPAL SHAREHOLDERS, CONTROL PERSONS, AND MANAGEMENT OWNERSHIP
A principal shareholder is any person who owns of record or beneficially 5% or more of the outstanding Shares. A control person is a shareholder that owns beneficially or through controlled companies more than 25% of the voting securities of a company or acknowledges the existence of control. Shareholders that own voting securities in excess of 25% may determine the outcome of any matter affecting and voted on by shareholders of a Fund. As of August 31, 2023, the following shareholders were considered to be a principal shareholder of the Funds.
Nationwide Nasdaq-100® Risk-Managed Income ETF

Name and Address	% of Ownership	Type of Ownership
National Financial Services LLC 200 Liberty Street New York, NY 10281	23.04%	Record
Charles Schwab & Co., Inc. 211 Main Street San Francisco, CA 94105-1905	16.50%	Record
TD Ameritrade, Inc. 200 South 108th Avenue Omaha, NE 68103-2226	10.42%	Record
JPMorgan Chase Bank, N.A. 270 Park Avenue, 31st Floor New York, NY 10017	6.46%	Record
Pershing LLC One Pershing Plaza Jersey City, NJ 07399	5.40%	Record
E*TRADE Securities LLC Harborside 2 200 Hudson Street, Suite 501 Jersey City, NJ 07311	5.13%	Record
Nationwide S&P 500® Risk-Managed Income ETF

Name and Address	% of Ownership	Type of Ownership
Bank of New York Mellon 240 Greenwich Street New York, NY 10286	70.59%	Record
Goldman Sachs & Co., LLC 200 West Street New York, NY 10282	8.24%	Record

Nationwide Dow Jones® Risk-Managed Income ETF

Name and Address	% of Ownership	Type of Ownership
Bank of New York Mellon 240 Greenwich Street New York, NY 10286	48.00%	Record
TD Ameritrade, Inc. 200 South 108th Avenue Omaha, NE 68103-2226	22.17%	Record
National Financial Services LLC 200 Liberty Street New York, NY 10281	11.80%	Record
Charles Schwab & Co., Inc. 211 Main Street San Francisco, CA 94105-1905	7.75%	Record
Nationwide Russell 2000® Risk-Managed Income ETF

Name and Address	% of Ownership	Type of Ownership
Bank of New York Mellon 240 Greenwich Street New York, NY 10286	90.77%	Record
As of August 31, 2023, the Trustees and officers of the Trust, as a group, beneficially owned less than 1% of the outstanding shares of each Fund.
Shareholder Proposals
As a Delaware statutory trust, the Trust is not required, and does not intend, to hold annual meetings of shareholders. Shareholder proposals for inclusion in a proxy statement for any subsequent meeting of the Trust’s shareholders must be received by the Trust a reasonable period of time prior to any such meeting.
Delivery of Shareholder Documents – Householding
Householding is an option available to certain investors of the Funds. Householding is a method of delivery, based on the preference of the individual investor, in which a single copy of certain shareholder documents can be delivered to investors who share the same address, even if their accounts are registered under different names. Householding for the Funds is available through certain broker-dealers. If you are interested in enrolling in householding and receiving a single copy of prospectuses and other shareholder documents, please contact your broker-dealer. If you are currently enrolled in householding and wish to change your householding status, please contact your broker-dealer.

NATIONWIDE NASDAQ-100® RISK-MANAGED INCOME ETF
NATIONWIDE S&P 500® RISK-MANAGED INCOME ETF
NATIONWIDE DOW JONES® RISK-MANAGED INCOME ETF
NATIONWIDE RUSSELL 2000® RISK-MANAGED INCOME ETF
Each a series of ETF Series Solutions
615 East Michigan Street
Milwaukee, Wisconsin 53202

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF THIS INFORMATION STATEMENT

September 8, 2023
This Notice presents only an overview of the more complete Information Statement that is available to you on the internet relating to the Nationwide Nasdaq-100® Risk-Managed Income ETF (“NUSI”), the Nationwide S&P 500® Risk-Managed Income ETF (“NSPI”), the Nationwide Dow Jones® Risk-Managed Income ETF (“NDJI”), and the Nationwide Russell 2000® Risk-Managed Income ETF (“NTKI”) (each a “Fund” and, collectively, the “Funds”), each a series of ETF Series Solutions (the “Trust”). We encourage you to review all of the important information contained in the Information Statement.
The Funds and the Trust have made the following material available to you:
Information Statement
The Information Statement details the hiring of a new investment sub-adviser to each Fund. Specifically, the Board of Trustees of the Trust (the “Board”) has approved a new investment sub-advisory agreement on behalf of each Fund between the Trust, Nationwide Fund Advisors (“NFA”), the investment adviser to the Funds, and NEOS Investment Management LLC.
NFA and the Trust have received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission. This Manager of Managers Order permits NFA to enter into and materially amend sub-advisory agreements (with non-affiliated entities) with the approval of the Board, including a majority of Trustees who are not parties to the agreement and are not interested persons, as defined in the Investment Company Act of 1940, of the parties to the agreement, without obtaining shareholder approval. The Manager of Managers Order requires that the Information Statement be provided to you.
By sending you this Notice, the Funds and the Trust are notifying you that they are making the Information Statement available to you online in lieu of mailing you a copy. You may print and view the full Information Statement on the Fund’s website at https://nationwidefunds.onlineprospectus.net/nationwidefunds/etf_shareholder_news/index.html until at least October 15, 2023. You may request a paper or email copy of the Information Statement, free of charge, by contacting the Funds in writing c/o U.S. Bank Global Fund Services, P.O. Box 701, Milwaukee, Wisconsin 53201-0701 or by calling (800) 617-0004. If you do not request a paper or email copy by this date, you may not otherwise receive a copy.

If you want to receive a paper copy of the Information Statement, you must request one.
There is no charge to you for requesting a copy.